                                                                      Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       We hereby consent to the incorporation by reference in the registration statements of Meditrust on Form S-8 (File Nos. 33-25072, 33-49218, 33-57377, 333-01461 and 333-01935) and on Form S-3 (File Nos. 33-40005, 33-40926,
33-42596, 33-43931, 33-45979, 33-48695, 33-59215, 33-62293 and 333-01843) of our
report dated January 16, 1997 on our audits of the consolidated financial statements of Meditrust as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Current Report on Form 8-K.




Boston, Massachusetts
January 31, 1997                            /s/ Coopers & Lybrand L.L.P.